Exhibit 31.4

Certification of Principal Financial Officer

I, Ashlie Thorburn, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Nova Minerals Corp; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2026

By:	/s/ Ashlie Thorburn
Ashlie Thorburn
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)